UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PEGA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 3, 2020, the Compensation Committee of the Board of Directors of Pegasystems Inc. (the “Company”) approved the 2020 base salaries, target incentive percentages for the Section 16 Officer/FLT Member Corporate Incentive Compensation Plan (the “Incentive Plan”), and other incentive bonus payment targets for the executive officers of the Company listed on Exhibit 99.1 to this Current Report on Form 8-K (the “Executive Officers”).

The aggregate target Incentive Plan payments for Executive Officers is $1,422,000. Leon Trefler and Douglas Kra, Senior Vice Presidents of Global Customer Success are also eligible for sales commissions of $310,000 and $228,000, respectively, and additional bonus compensation related to the achievement of certain operational objectives of $50,000 each.

The foregoing summary description of the Incentive Plan is qualified in its entirety by reference to Exhibit 99.1 to this Current Report on Form 8-K, which describes the 2020 base salaries, target Incentive Plan, and other bonus payments for the Executive Officers. It is further qualified in its entirety by reference to the Incentive Plan filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 7, 2020 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	2020 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: March 9, 2020	By:	/s/ Matthew J. Cushing
Matthew J. Cushing
Vice President, Chief Commercial Officer, General Counsel and Secretary